UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2019

HUNT COMPANIES FINANCE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue, 19th Floor

New York, New York 10169

(Address of principal executive offices)

(212) 521-6323
(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On April 19, 2019, the audit committee (the “Audit Committee”) of the board of directors of the Company (the “Board of Directors”) approved the dismissal of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm, effective as of the date of Grant Thornton’s completion of services for the fiscal quarter ended March 31, 2019 in connection with the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 with the Securities and Exchange Commission. The decision to change the Company’s independent registered public accounting firm was the result of a request for proposal process in which the Company conducted a comprehensive, competitive process to select the independent registered public accounting firm.

Grant Thornton’s report on the Company’s consolidated financial statements for the fiscal years ended December 31, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. Grant Thornton’s report on the Company’s internal control over financial reporting as of December 31, 2018 expressed an adverse opinion because of a material weakness (i) in the lack of appropriate resources for, and supervision of third party specialists, in particular, third party tax advisors, which extends to the overall lack of detail in management documentation of the execution of management review controls and (ii) in the critical timely review of account balances for determining whether the appropriate accounting treatment had been applied. As it relates to the fiscal years ended December 31, 2018 and 2017 and through April 19, 2019, the date Grant Thornton was informed of its dismissal, there were no (i) disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with its report, or (ii) reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Grant Thornton with disclosures under this Item 4.01, and has requested and received from Grant Thornton a copy of the letter addressed to the Securities and Exchange Commission stating that Grant Thornton agrees with the above statements. A copy of the letter from Grant Thornton is attached as Exhibit 16.1 to this Current Report on Form 8-K.

On April 19, 2019, the Audit Committee approved the appointment of, and on April 22, 2019, the Company engaged, KPMG LLP (“KPMG”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2019, beginning with a customary review of the Company’s financial statements as of and for the quarter ended June 30, 2019.

During the period of January 1, 2017 to December 31, 2018, and the interim period from January 1, 2019, to April 19, 2019, for purposes of complying with the Company’s periodic reporting obligations under the laws of the United States, the Company did not consult with KPMG in regard to the Company’s financial statements, which were audited by Grant Thornton, with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any other matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K. Additionally, during the period of January 1, 2017 to December 31, 2018, and the interim period from January 1, 2019, to April 19, 2019, for purposes of complying with the Company’s periodic reporting obligations under the laws of the United States no written report or oral advice was provided to the Company by KPMG that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 9.01	Exhibits.

(d)	Exhibits.

16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission dated April 23, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hunt Companies Finance Trust, Inc.

Date: April 23, 2019	By:	/s/ James A. Briggs
James A. Briggs
Interim Chief Financial Officer